EXHIBIT 10.1

STOCK SALE AND PURCHASE AGREEMENT

AGREEMENT made March 31, 2003 by and between ABLEAUCTIONS.COM, INC., a Florida corporation (herein "Seller"), and RANDY EHLI (herein "Buyer").  All dollar amounts used herein are in currency of the United States of America.

WHEREAS, Seller owns all the outstanding stock of Ehli’s Commercial/Industrial Auctions, Inc., a Washington corporation (herein the "Corporation"), and Buyer desires to purchase such stock;

NOW, THEREFORE, the parties hereby agree as follows:

1.

SALE OF SHARES.

Seller agrees to sell and Buyer agrees to purchase 100 percent (100%) of the issued and outstanding shares (the "Shares") of the common stock of Corporation.  The price for the Shares shall be One Hundred Fifty-Four Thousand Dollars ($154,000), and be paid in full in cash or cash equivalent, at closing, as follows:

1.1

Cash to Seller.  Ninety-Four Thousand Dollars ($94,000) paid directly to Seller; and

1.2

Cash to Seller’s Counsel, in Trust.  Sixty Thousand Dollars ($60,000) paid to Seller’s counsel, Boughton Peterson Yang Anderson Law Corporation, to be held in trust and released pursuant to the provisions of Section 11.4.

2.

CLOSING.

2.1

Time and Place.  The closing of the sale and purchase of the Shares contemplated hereby shall take place at the offices of Seller’s counsel, Boughton Peterson Yang Anderson Law Corporation, Suite 1000, 595 Burrard Street, Vancouver, British Columbia, at 9:00 a.m. on March 31, 2003 (the "Closing Date"), or at such other time and place as the parties may agree to in writing.

2.2

Obligations at Closing.

(a)

Seller.  At the closing Seller shall deliver:

(i)

Certificate(s) representing all of the Shares, duly endorsed to Buyer.

(ii)

The duly executed resignation as officer and director of Corporation by every person so serving other than

Buyer.

(iii)

The stock record book and minute book of the Corporation.

(iv)

A closing certificate in form acceptable to Buyer, signed by Seller’s President, to the effect that all of the representations and warranties given in Section 4 are true and correct at closing, accompanied by a certificate of Seller’s secretary in form satisfactory to Buyer, to the effect that all requisite corporate action has been taken in accordance with Florida law and Seller’s corporate charter documents, authorizing Seller to enter into this Agreement and to consummate the transactions contemplated hereby.

(v)

The Covenant Not to Compete referred to in Section 5.3(a), duly executed by Seller.

(vi)

A release in form satisfactory to Buyer, releasing Buyer and the Corporation, its directors, officers, employees and consultants of all claims whatsoever, but excluding any claims arising out of or in connection with this Agreement or any document or instrument executed in connection with the closing of the transactions contemplated by this Agreement, including without limitation, Buyer's Representations to Seller.

(vii)

A written acknowledgement that all agreements between Buyer and Seller or any of its subsidiaries (other than the Corporation), including without limitation, the Employment Agreement dated November 1, 2002 between Buyer and Ableauctions.com (Washington), Inc. and any covenant not to compete (or of similar import) given by Buyer to Seller or any affiliate of Seller in connection with that certain Share Purchase Agreement among them and the Corporation dated May 16, 2000 or the transactions contemplated thereby, or otherwise, are terminated effective January 1, 2003.

(b)

Buyer.  At the closing Buyer shall deliver

(i)

One Hundred Fifty-Four Thousand Dollars ($154,000) in cash or cash equivalent, in the amounts and to the persons described in Section 1.

(ii)

A written acknowledgement that all agreements between Buyer and Seller or any of its subsidiaries, including without limitation, the Employment Agreement dated May 16, 2000 between Buyer and the Corporation and the Employment Agreement dated November 1, 2002 between Buyer and Ableauctions.com (Washington), Inc., are terminated effective January 1, 2003.

(iii)

A release in form satisfactory to Seller, releasing Seller, its subsidiaries and affiliates, directors, officers, employees, shareholders and consultants of all claims whatsoever, including without limitation, claims arising out of or in connection with any employment agreements referred to in Section 2.2(b)(ii) above, but excluding any claims arising out of or in connection with this Agreement or any document or instrument executed in connection with the closing of the transactions contemplated by this Agreement.

(iv)

Buyer's Representations to Seller.

2.3

Deemed Effective Date.  Notwithstanding the actual Closing Date, the closing shall be deemed effective on January 1, 2003 for all purposes.  All profit, loss and cash flow of the business of the Corporation from and after January 1, 2003 will be for the account of Buyer.

3.

CONDITIONS TO CLOSING.

3.1

Conditions to Seller’s Performance.  Seller’s obligation to sell the Shares and otherwise perform hereunder is subject to the satisfaction of each of the following conditions, except to the extent expressly waived by Seller in writing.

(a)

At or prior to closing, Seller shall have obtained the approval of this Agreement by its board of directors, its shareholders (if required by applicable law), and any applicable securities regulatory authority.

(b)

If the approval of Seller’s shareholders is required by applicable law, there shall not have been any shareholders who exercised dissenting rights which will require Seller to purchase their shares of Seller’s stock.

(c)

Buyer shall have delivered the purchase price as required by the provisions of Section 2.2(b).

(d)

The parties shall have obtained an independent appraisal of the value of the Shares indicating a value of not more than $154,000 as of the January 1, 2003 deemed effective date, taking into account the covenants given in Section 5.

3.2

Conditions to Buyer’s Performance.  Buyer’s obligation to purchase the Shares and otherwise perform hereunder is subject to the satisfaction of each of the following conditions, except to the extent expressly waived by Buyer in writing.

(a)

Ableauctions.com (Washington), Inc. (“Tenant”) shall have assigned that certain Office/Warehouse Building Lease (the “Lease”) dated May 1, 2002 (but signed May 9, 2002), between itself and Simon Johnson – Fife, LLC (“Landlord”) for the premises now occupied by the Corporation, in form reasonably acceptable to Buyer, such assignment to include without limitation all deposits made to the Landlord in connection with the Lease and all rights under the Lease and the Option Agreement For Purchase of Real Property referred to in and signed on the same date as the Lease.  As consideration for such assignment, at the closing, Buyer shall forgive any balance owed to him by Tenant.

(b)

Between the execution of this Agreement and the closing there shall not have been any material, adverse change in the financial condition of the Corporation nor shall it have suffered any material loss or damage to its assets that materially affects its value or the ability to conduct its business.

(c)

The representations and warranties given by the Seller in Section 4 will be true and correct in every particular as if it made those representations and warranties on the Closing Date.

(d)

Seller will have delivered all items required by the terms of Section 2.2(a).

(e)

The Buyer is satisfied with its review of the Corporation’s stock record book, its minute book, and its year-end December 31, 2002 financial statements.

(f)

The Corporation has not issued any equity or debt securities not reflected on the financial statements referred to in paragraph (e) above.

(g)

The parties shall have obtained an independent appraisal of the value of the Shares indicating a value of not more than $154,000, taking into account the covenants given in Section 5.

4.

REPRESENTATIONS OF SELLER.

Seller represents and warrants to Buyer that:

4.1

The Corporation is a duly-organized and validly existing corporation in good standing under the laws of the State of Washington, and has the corporate power and authority to own its properties and carry on its business in the State of Washington.

4.2

To the best of its knowledge, the Corporation's stock record book is complete and accurate and the Corporation's minute book contains all the proceedings of the shareholders and directors of the Corporation.

4.3

The Shares are validly issued, fully paid and non-assessable, represent all of the issued and outstanding common stock of the Corporation, and that there is no other class of capital stock of the Corporation.

4.4

Seller owns the Shares free and clear of all liens, claims, rights, charges, interests, restrictions and encumbrances of any nature whatsoever, and neither it nor any affiliated entity or person has any other interest, legal or equitable, direct or indirect, in any other securities of the Corporation or the Corporation’s assets or its business.

4.5

Seller has the power and capacity and good and sufficient right and authority to enter into this Agreement on the terms and conditions set forth in this Agreement and to transfer the legal and equitable title and ownership of the Shares to Buyer, and it has obtained all corporate authority required to execute and deliver this Agreement and to consummate the transactions contemplated hereby, including without limitation any approval required of its board of directors and/or shareholders.

4.6

Neither the signing nor delivery of this Agreement, nor the completion of the transactions contemplated hereby, will, alone or with notice and/or the passage of time:

(a)

violate or breach any of the terms and provisions of the Corporation’s bylaws or articles of incorporation, or to the best of its knowledge, any judgment, order, decree, statute, bylaw, regulation, covenant, restriction, or any agreement, contract, lease, license, promissory note, commitment, indenture, mortgage, deed of trust, or other instrument or arrangement to which Seller, the Corporation or Ladha is a party or by which any of them is bound (herein a “Contract”);

(b)

to the best of its knowledge, give any person the right to terminate or cancel any Contract or any other benefit enjoyed by the Corporation; or

(c)

to the best of its knowledge, result in the creation or imposition of any lien, charge, or encumbrance on any of the properties of the Corporation.

4.7

No person has any agreement or option or a right capable of becoming an agreement:

(a)

to require the Corporation to issue any other securities or to convert or exchange any securities into or for shares of the Corporation;

(b)

for the purchase, subscription, allotment, or issuance of any of the Corporation’s unissued shares, or

(c)

to require the Corporation to purchase, redeem, or otherwise acquire any of its issued and outstanding shares.

4.8

To the best of its knowledge, all of the Corporation’s indebtedness and obligations of every nature (including without limitation, guarantees) is disclosed or reflected in the Corporation’s balance sheet as at December 31, 2002, except any such indebtedness or obligations known to Buyer and incurred in the ordinary course of business since December 31, 2002.

4.9

The Corporation is not indebted nor under any obligation whatsoever to Seller, Abdul Ladha, or any person (entity or individual) that is affiliated with either of them, including without limitation, the Seller’s officers, directors, shareholders, employees, or affiliates, and without limiting the generality of the foregoing, it is not liable to pay any outstanding compensation of any character whatsoever to any of them.

4.10

The Corporation has not declared, made, or otherwise authorized any distributions with regard to its shares, whether as dividends, in redemption of shares, or otherwise.

4.11

To the best of its knowledge, there is no basis for and there are no actions, suits, judgments, investigations, or proceedings outstanding or pending or threatened against or affecting the Shares, the Corporation, or the properties of the Corporation, at law or in equity or before or by any court or federal, state, municipal, or other governmental authority, department, commission, board, bureau, or agency.

4.12

Seller is solvent (in both the balance sheet sense (assets exceed liabilities) and by the ability to pay its obligations as they come due in the ordinary course of business) at the time it executes and delivers this Agreement, and it will be so solvent immediately after consummation of the transactions contemplated by this Agreement.

4.13

The representations and warranties made by Seller neither contain nor will contain any untrue statement of material fact, or omit any material fact the omission of which would be misleading.

The representations and warranties contained herein are made by Seller with the knowledge and expectation that Buyer is placing reliance thereon.

5.

FURTHER COVENANTS OF THE PARTIES.

5.1

Seller covenants that it shall exercise its best efforts to cause Seller to take all action and obtain all necessary consents (including without limitation, any required shareholder approval) and regulatory approvals, to validly transfer the Shares pursuant to this Agreement.

5.2

Seller covenants that between the date of this Agreement and the closing, it will not allow any action that would result in a breach of any representation or warranty in Section 4.

5.3

As part of the consideration to Buyer for the payment of the purchase price and without further payment by him or by the Corporation:

(a)

Seller will execute and deliver at the closing their Covenant Not to Compete in the form of attached Ex. A.

(b)

Seller will grant to the Corporation the right to use the names “Ableauctions” and “Ableauctions.com” from the closing until August 15, 2003.

(c)

Seller will host the Corporation’s website on its server from the closing until June 30, 2003, after which Seller and the Corporation may negotiate a fee for continued hosting.

5.4

Until March 31, 2005, the Corporation will make available to Seller a voicemail box and an office of not more than 300 square feet (at whatever location the Corporation operates from).  If Seller wants a telephone line, it may provide one at its own cost.

5.5

To the full extent permitted by applicable law, Seller agrees to defend, indemnify and hold Buyer harmless from any loss, damage, liability, or expenses (including reasonable attorneys fees and costs) imposed upon or incurred by him in connection with, or arising out of the defense or disposition of any action, suit, or other proceeding in which he may be a defendant or with which he may be threatened or otherwise involved, directly of by reason of being or having been a director or officer of Seller, Ableauctions.com (Washington), Inc. or any affiliate of either of them (an “Ableauctions Company”), provided that:

(a)

Buyer acted in good faith and in a manner Buyer reasonably believed to be in, or not opposed to, the best interests of the Ableauctions Company; and

(b)

in the case of a criminal or administrative action or proceeding, Buyer had no reasonable cause to believe Buyer’s conduct was unlawful.

Notwithstanding the foregoing, no indemnification shall be made on behalf of Buyer if a judgement order or other final adjudication establishes that his actions, or omissions to act, were material to the cause of action so adjudicated and constitute:

(a)

a violation of the criminal law, unless Buyer had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful;

(b)

a transaction from which Buyer derived an improper personal benefit;

(c)

a circumstance under which the liability provisions of s.607.0834 (related to director liability for unlawful distributions) are applicable; or

(d)

willful misconduct or a conscious disregard for the best interests of the Ableauctions Company in a proceeding by or in the right of the Ableauctions Company to procure a judgment in its favour or in a proceeding by or in the right of a shareholder.

5.6

In the event that by reason of the insolvency, bankruptcy or similar proceedings with regard to Ableauctions.com (Washington), Inc., the Landlord is required by Court order to pay all or any part of the deposit(s) to Ableauctions.com (Washington) or its trustee such that the Corporation is deprived of the benefit of such deposit(s), Seller agrees to promptly reimburse Buyer and/or the Corporation for all or any part of such deposit(s) to a maximum of $10,000.

6.

PARTIES.

This Agreement shall not be assignable by any party without the prior written consent of all the other parties, and shall not be assignable by operation of law.  This Agreement binds and inures to the benefit of the parties, and their successors and assigns, heirs and personal representatives.  Nothing contained in this Agreement creates the relationship of principal and agent or partnership or joint venture or of any association between any of the parties hereto other than independent contracting parties.

7.

INTEGRATION, AMENDMENT AND/OR MODIFICATION.

This Agreement (and any attached exhibits) contains the entire agreement and understanding of the parties with respect to the entire subject matter hereof, and there are no representations, inducements, promises or agreements, oral or otherwise, not embodied herein.  Any and all prior discussions, negotiations, commitments and understandings relating to the subject matter hereof are merged herein.  There are no conditions precedent to the effectiveness of this Agreement other than as stated herein, and there are no related collateral agreements existing between the parties that are not referenced herein.  Neither this Agreement nor any term or provision hereof, may be changed, waived, discharged, amended, modified or terminated orally, or in any manner other than by an instrument in writing signed by all of the parties hereto.

8.

INTERPRETATION.

8.1

The paragraph headings are for convenience only and in no way define, limit, extend or interpret the scope of this Agreement or of any particular paragraph hereof.  All pronouns include the masculine, feminine, neuter, singular or plural as the identification of persons, places, firms, corporations or entities and the context may require.

8.2

This Agreement has been reviewed and approved by each of the parties.  If any provision of this Agreement is uncertain or ambiguous, the language in all its parts shall be construed as a whole according to its fair meaning and not strictly construed for nor against either party, without regard to the authorship of the disputed provision.  If any term hereof is invalid, illegal, or unenforceable, in whole or in part, the validity of any other term of this Agreement shall not be affected thereby in any way.

8.3

This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Washington.

9.

REMEDIES.

9.1

Seller agrees that the Shares are unique property and that if it defaults in its obligations under this Agreement, it would be extremely difficult to measure Buyer’s resulting damages.  Accordingly, in addition to any other rights or remedies available to him, Buyer shall be entitled to restraint by injunction of a violation, or attempted or threatened violation, of any condition or provision of this Agreement, or to a decree specifically compelling performance of any such condition or provision.  Seller expressly waives its defense that a remedy in damages or at law would be adequate.

9.2

In any suit or action for relief, declaratory or otherwise, arising out of this Agreement, the prevailing party shall have and recover against the other party, in addition to all court costs and disbursements, such sum as the court may adjudge to be reasonable attorneys' fees.

9.3

The parties submit to the jurisdiction of the courts (state and federal) in the State of Washington for resolution of any disputes hereunder, irrespective of the fact that any party is now or may later become a resident of a different jurisdiction.  Venue for any action under this Agreement shall lie in Pierce County, Washington.

9.4

Each party will hold harmless and indemnify the other against and from any damage, loss, expense or liability resulting from misrepresentations contained in, or breach of warranty in, or breach or default in the performance of any of the terms, covenants and conditions in or given pursuant to, this Agreement.  This hold harmless and indemnification shall survive the closing or the termination of this Agreement from any cause whatsoever.

9.5

The failure of any party hereto to insist upon strict performance of any of the covenants and agreements herein contained, or to exercise any option or right herein conferred, in any one or more instances, shall not be construed to be a waiver or relinquishment of any such option or right, or of any other covenants or agreements, but the same shall be and remain in full force and effect.

10.

SURVIVAL OF REPRESENTATIONS, WARRANTIES, OBLIGATIONS, AGREEMENTS AND LIABILITIES.

All representations and warranties of Seller and Buyer made herein, or in any instrument delivered pursuant hereto, and all obligations, agreements and liabilities of the parties hereto which are not by their terms required to be performed or fulfilled in full at or prior to the closing hereunder shall survive the closing and shall be binding upon and inure to the benefit of the respective parties, their successors, heirs, personal representatives, and/or assigns.

11.

MISCELLANEOUS.

11.1

Each party to this Agreement shall perform any and all acts and execute and deliver any and all documents as may be necessary and proper under the circumstances in order to accomplish the intents and purposes of this Agreement to carry out its provisions.

11.2

This Agreement may be executed in one or more counterparts, and each shall be considered an original when the signatures of all parties hereto have been obtained.

11.3

To be effective, any notice hereunder shall be in writing, delivered in person or mailed by certified or registered mail, postage prepaid, to the appropriate party or parties at the addresses set forth below their signatures hereto, or to such other address as the parties may hereafter designate in writing.

11.4

The assets of the Corporation do not include any crystal or china goods, or any proceeds from the sale of such goods whether now realized or to be realized pursuant to the joint venture among Seller, Buyer, Abdul Ladha and Michael Boyling.  Buyer agrees to sell his interest in such joint venture to Seller on the following terms:

(a)

Within fifteen days after closing, Buyer will provide a spreadsheet inventory of such goods.

(b)

If the inventory is satisfactory to Seller (such satisfaction to be evidenced to Buyer in a signed writing), Buyer will deliver the goods to Seller’s place of business in Coquitlam, B.C., at Seller’s expense, and Seller’s counsel will pay to Buyer the Sixty Thousand Dollars ($60,000) held pursuant to Section 1.2 immediately upon Buyer’s delivery of the goods described in the inventory.  In such event, any and all credits and refunds from customs and excise authorities shall be paid belong to Seller (or shared among Seller and the other joint venturers as they may agree – but Buyer will not thereafter have any interest in such amounts); provided that Seller and/or the other joint venturers shall have full responsibility for pursuing any such claims and Buyer shall provide any records or documentation in his possession which may be required to assist Seller in seeking to recover the approximately $30,000 payment to Customs, and on reasonable notice Buyer will make himself available at reasonable times and places, there to provide his testimony in connection with any proceedings to collect such Customs payment.

(c)

If the inventory is not satisfactory to Seller, or if there is any dispute about the conformance of the goods delivered to the inventory, Buyer will not sell its interest in the joint venture to Seller, and the parties will proceed as joint venturers.  The goods will either be retained at Seller’s place of business or returned to the Corporation’s place of business, at Seller’s expense, whichever is agreed to by the joint venturers.

WHEREFORE the parties have signed this Agreement the day first above stated.

SELLER:

BUYER:

Ableauctions.com, Inc.

By: ______________________________

______________________________

Randy Ehli

Its: _______________________________

Address:

Address:

1963 Lougheed Highway

1222 – 46th Ave. E.

Coquitlam, B.C., Canada  V3K 3T8

Fife, WA 98424